As Filed with the Securities and Exchange Commission on October 10, 2007

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 10, 2007
MONSANTO COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	001-16167 (Commission File Number)	43-1878297 (IRS Employer Identification No.)
800 North Lindbergh Boulevard
St. Louis, Missouri 63167
( Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 694-1000
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.
     On October 10, 2007, Monsanto Company issued a press release announcing its fourth quarter and fiscal year 2007 financial and operating results for the period ended August 31, 2007. This press release is furnished as Exhibit 99 hereto and incorporated herein by reference.
     The press release furnished herewith uses the non-GAAP financial measure of earnings per share (“EPS”) on an ongoing basis. Our ongoing EPS financial measure excludes certain after-tax items that we do not consider part of ongoing operations, which are identified as such in the reconciliation. We believe that our ongoing EPS financial measure presented with these adjustments best reflects our ongoing performance and business operations during the periods presented and is more useful to investors for comparative purposes. In addition, management uses the ongoing EPS financial measure as a guide in its budgeting and long-range planning processes, and as a guide in determining incentive compensation. The presentation of EPS on an ongoing basis is intended to supplement investors’ understanding of our operating performance. This non-GAAP financial measure may not be comparable to similar measures used by other companies.
     We are furnishing the information contained in this report, including the Exhibit, pursuant to “Item 2.02 Results of Operations and Financial Condition” of Form 8-K promulgated by the SEC. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless we specifically incorporate it by reference in a document filed under the Securities Act or the Exchange Act. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report, including the Exhibit.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

The following exhibit is filed herewith:

Exhibit 99 Press Release, dated October 10, 2007, issued by Monsanto Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 10, 2007

MONSANTO COMPANY
By:	/s/ Jennifer L. Woods
Name:	Jennifer L. Woods
Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99	Press Release, dated October 10, 2007, issued by Monsanto Company